                                                Filed Pursuant to Rule 424(b)(5)
                                            Registration Statement No. 333-47068

        PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED NOVEMBER 14, 2000
                                       OF

                              CALPINE CORPORATION
                                  RELATING TO
                        RESALES BY SELLING SHAREHOLDERS
                                       OF

                      5% CONVERTIBLE PREFERRED SECURITIES
             REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES
                                (HIGH TIDES(SM))

     The Prospectus dated November 14, 2000, as supplemented to date (the "Prospectus") relating to resales by selling shareholders of 5% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities (HIGH TIDES(SM)), is hereby supplemented by amending the "Selling Holders" section on pages 24-28 thereof, by inserting the following as new selling holders in the appropriate alphabetical location:

                                                                NUMBER OF
                       SELLING HOLDER                          HIGH TIDES
                       --------------                         -------------
BP Amoco PLC, Master Trust..................................     35,700
Hotel Union & Hotel Industry of Hawaii......................     15,300
ITG, Inc....................................................      4,130
Jefferies & Company Inc.....................................        340
PGEP IV, LLC................................................      2,340
The Estate of James Campbell................................     18,240
Viacom Inc. Pension Plan Master Trust.......................      2,140

                            ------------------------

                   Prospectus Supplement dated March 30, 2001